Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended July 31, 2019

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(34,824)
Unrealized Gain (Loss) on Market Value of Futures	(49,616)
Dividend Income	960
Interest Income	6,875
Total Income (Loss)	$(76,605)

Expenses
General Partner Management Fees	$2,613
Professional Fees	5,689
Brokerage Commissions	90
Non-interested Directors' Fees and Expenses	50
Prepaid Insurance Expense	42
NYMEX License Fee	52
Total Expenses	8,536
Expense Waiver	(5,400)
Net Expenses	$3,136
Net Income (Loss)	$(79,741)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/19	$4,098,295
Net Income (Loss)	(79,741)

Net Asset Value End of Month	$4,018,554
Net Asset Value Per Share (450,000 Shares)	$8.93

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2019 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596